Exhibit 10.17

HSBC
LOAN AGREEMENT
THIS LOAN AGREEMENT ("Agreement") is made on April 21, 2020    , between Alimera Sciences Inc. (the
"Borrower") and HSBC BANK USA, NATIONAL ASSOCIATION ("Bank"), a national banking association organized under the laws of the United States of America identified in the SBA Approval issued by the U.S. Small Business Administration ("SBA") to Bank. SBA Loan Number 91 441 371-07 ("Authorization").
SBA has authorized a guaranty of a loan from Bank to Borrower under the Paycheck Protection Program (15 U.S.C. § 636(a)(36)) (the "Act") in the original principal amount of $1,777,502.00 (the "Loan") under the terms set forth in the Authorization.
The Borrower and the Bank hereby agree as follows, in consideration of the promises set forth in this Agreement. and subject to the terms and conditions of the Authorization and SBA's Participating Lender Rules as defined in the Guarantee Agreement between the Bank and the SBA:
Subject to the terms and conditions of this Agreement, Bank agrees to make the Loan if Borrower complies with the following "Borrower Requirements". Borrower must:

a.	Provide Bank with all certifications, documents or other information Bank is required by the Authorization to obtain from Borrower or any third party;

b.	Execute a note and any other documents required by Bank;

c.	Complies with the terms and conditions of this Agreement; and

d.	Do everything necessary for Bank to comply with the terms and conditions of the Loan.
2.    Borrower represents and warrants, as of the date hereof, that:

a.
Borrower was in business as of February 15, 2020. and for any Borrower who is not a natural person, had employees for which Borrower paid salaries, wages, or the equivalent and for which Borrower paid payroll taxes;

b.
Borrower has reviewed the Act and represents, warrants and certifies to Bank that Borrower is an eligible applicant under the Act and the guidance promulgated by SBA and U.S. Department of Treasury related thereto;

c.
The information provided in the application for the Loan and the information provided in all supporting documents and forms is true and accurate. If Borrower submitted a scanned, signed copy then Borrower is deemed by the execution of this document to have re-executed its application electronically within the guidelines set forth by the SBA for electronic signatures. Borrower acknowledges that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a Federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000.000;

d.
The amount of the Loan was calculated using tax documentation and other supporting documentation provided by Borrower to Bank. Borrower hereby represents and warrants that any and all tax documents are identical to those submitted by Borrower to the IRS and that the information contained in any supporting documentation submitted to Bank is true, correct and complete:

e.
Borrower shall use the Loan only for payroll costs, interest on mortgages, rent, and utilities and Borrower shall use account no. 152795693 to facilitate application of the Loan towards the approved costs: and

f.	Borrower has suffered an adverse impact to its business as a result of the COVID-19 pandemic and intends to use the proceeds of the Loan to retain employees and maintain its payroll.

g.
The execution, delivery and performance of this Agreement, the U.S. Small Business Administration Note evidencing the Loan, and all other documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors' rights.

3.    Borrower hereby acknowledges and agrees to the following:

a.
Any forgiveness of the Loan amount, in full or in part, is contingent on Borrower using the Loan only for the purposes identified in this Agreement and in accordance with the rules and guidelines set forth in the Act;

b.
Any request made by Borrower to Bank for forgiveness of the Loan, in full or in part, shall include documentation verifying the use of Loan proceeds towards permitted uses under the Act, satisfactory to Bank it its sole discretion;

c.	Any and all information and supporting documentation provided by Borrower to Bank is and shall be true, accurate and complete in all respects;

d.
Bank is entitled to, and shall, rely on documentation, certifications and attestations of the Borrower in connection with the determination of Borrower's eligibility for the Loan, the Loan amount and the amount of the Loan eligible for forgiveness

4.    The Borrower hereby agrees to the following additional covenants:

a.
None of the Borrower, any of its subsidiaries, or any director, officer, employee, agent, or affiliate of the Borrower or any of its subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, "Sanctions") or (ii) located, organized or resident in a country or territory that is the target of Sanctions, including, currently, the Crimea Region, Cuba, Iran, North Korea and Syria. Furthermore, the Borrower and its subsidiaries are in compliance, in all material respects, with all applicable anti-money laundering rules and regulations.

b.
None of the Borrower, not to the knowledge of the Borrower, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Borrower or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law, including, but not limited to, the United Kingdom Bribery Act 2010 (the "UK Bribery Act") and the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"). Furthermore, the Borrower and, to the knowledge of the Borrower, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

c.
No portion of any loan is to be used (i) for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 (ii) for primarily personal, family or household purposes (iii) to fund, directly or indirectly, any activity or business of or with any Person, or in any country or territory. that, at the time of such funding, is the target of Sanctions or in any other manner that would result in a violation of Sanctions by any Person or (iv) to make any payment, directly or indirectly, that could constitute a violation of any anti-bribery laws.

d.
Borrower will furnish to Bank from time to time, such financial data and information about Borrower as Bank may reasonably request, including, without limitation, information regarding the use of proceeds of the Loan.

e.
The Borrower will maintain its existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.
5.    The terms and conditions of this Agreement:

a.	Are binding on Borrower and its successors and assigns; and

b.	Will remain in effect after the closing of the Loan.

6.	Failure to abide by any of the terms of this Agreement will constitute an event of default under the note and other loan documents.
If Borrower defaults on the Loan and the SBA suffers a loss, the name of the Borrower will be referred for listing in the CAIVRS database, which may affect their eligibility for further financial assistance.

8.
The Borrower shall indemnify, defend and hold the Bank and any Bank Affiliate and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless of and from any claim brought or threatened against any Indemnitee by the Borrower, any guarantor or endorser of its obligations, or any other person (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower, or any guarantor or endorser of the obligations (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the obligations, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

9.
Notices. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

10.	Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

11.
Taxes. Any and all payments made to the Bank pursuant to a note, this Agreement or any of the other Loan Documents shall be made free and clear of. and without deductions or withholdings for, or on account of, any present or future taxes, duties. levies, imposts, charges. compulsory loans, assessments, or other deductions or withholdings whatsoever, and all liabilities with respect thereto (other than franchise taxes and taxes imposed on or measured by the Bank's net income, receipts, capital or net worth), imposed at any time by any authority having power to tax in any jurisdiction worldwide (such deductions or withholdings being hereinafter referred to as "Taxes"), unless the deduction or withholding of such Taxes is required by any applicable law. If any Taxes are required by applicable law to be deducted or withheld from any payment hereunder, the Borrower shall (i) increase the amount payable as is necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this paragraph), the Bank shall receive an amount equal to the amount it would have received had no deductions or withholdings been made. (ii) the Borrower shall make such deductions or withholdings. and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of payment of any taxes or other amounts deducted or withheld, the Borrower shall furnish the Bank with an official receipt (or certified copy thereof) or other documentation reasonably acceptable to the Bank evidencing such payment. Further. the Borrower shall indemnify the Bank from and against any and all Taxes (irrespective of when imposed) and any liability, including, without limitation, any related interest, penalties and expenses. that may become payable by the Bank as a consequence of the Borrower's failure to perform any of its obligations under this Section, whether or not such Taxes or liability were correctly or legally asserted. Payment pursuant to this indemnification shall be made upon written demand therefor. The Borrower shall pay (or if appropriate, reimburse the Bank for) any stamp, documentary or similar taxes or any other excise, intangible or property taxes, charges or similar levies (and any interest or penalty relating thereto) imposed at any time which arise from. or otherwise with respect to, any payment made under a Note or from execution, delivery or registration of a Note, this Agreement or any of the other Loan Documents.

12.
USA Patriot Act and Beneficial Ownership Regulation. The Bank is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act") and the requirements of 31 C.F.R. Sec. 1010.230 (the "Beneficial Ownership Regulation") and hereby notifies Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and beneficial ownership of the Borrower and other information and applicable certifications that will allow the Bank to identify the Borrower in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation. Promptly following any request therefor, Borrower will provide information, documentation and certifications reasonably requested by the Bank for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations. including, without limitation. the Patriot Act (as hereinafter defined) and the Beneficial Ownership Regulation (as hereinafter defined). Any information, documentation or certification provided by the Borrower as required by the Patriot Act (as hereinafter defined), the Beneficial Ownership Regulation (as hereinafter defined) or any other anti-money laundering rules and regulations is true and correct in all respects

13.
Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit. action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

14.
JURY WAIVER. THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

15.
Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement, if any. are intended to authenticate this writing and to have the same force and effect as manual signatures. The term "electronic signature" means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Without limiting the generality of the foregoing, delivery of an executed counterpart's signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

16.
Further Assurances. Borrower will from time to time execute and deliver to Bank such documents, and take or cause to be taken, all such other or further action, as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other loan documents (including, without limitation, to correct clerical errors), to demonstrate that Borrower was properly authorized to enter into the Loan pursuant to its governing loan documents, or to comply with applicable statute or law.

[SNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has signed this Agreement effective as of the date first written above.

BORROWER:

Alimera Sciences Inc.

By:	Phil Jones (Apr 21, 2020)
Name: John Philip Jones
Authorized Signatory